Exhibit 99.1


Hudson United Bancorp Reports EPS of $0.68 per Diluted Share for the Third Quarter of 2003; a 13% Increase Over the Third Quarter of 2002

    MAHWAH, N.J.--(BUSINESS WIRE)--Oct. 17, 2003--Hudson United Bancorp ("the Company") (NYSE: HU) today reported net income of $30.4 million, or $0.68 per diluted share, for the quarter ended September 30, 2003. The Company's EPS of $0.68 per diluted share in the third quarter of 2003 represents a 13% increase in diluted EPS compared to the EPS of $0.60 per diluted share that the Company reported in the third quarter of 2002. The Company's results for the third quarter of 2003 exceed the consensus equity analysts' EPS estimate by $0.02 per diluted share
    "We are pleased to report EPS greater than the consensus equity analysts' estimate for the fifth consecutive quarter" said Kenneth T. Neilson, Chairman, President and CEO. "We have also shown growth for the third quarter in our commercial loans, commercial real estate loans and credit card loans. Each of these loan categories had growth this quarter that was better than 10% on an annualized basis. We believe that these positive loan trends will continue in the fourth quarter. We also anticipate closing the acquisition of Flatiron Credit Company, the seventh largest insurance premium financing company in the nation, during the fourth quarter 2003. This will be a new line of business for the Company. The purchase is projected to increase loans by more than $275 million. Flatiron currently operates profitably and the Company expects the acquisition to be immediately accretive to EPS".
    "We believe the internal loan increases, and the additional loans being added from the Flatiron acquisition, will enhance net interest income and net interest margin in future periods", said Kenneth T. Neilson. "The current higher market interest rates, steeper yield curve, and lower expected prepayment speeds should also increase our investment securities income which in the third quarter included a $2.7 million linked quarter increase in premium amortization on investment securities".
    The Company's return on average equity was 28.18% and return on average assets was 1.49% for the third quarter of 2003. The net interest margin was 3.90 % and the efficiency ratio was 55.52% for the third quarter of 2003. Return on average equity in the current quarter was favorably impacted by changes in the unrealized gain on available for sale securities during the third quarter. For the third quarter of 2002 the Company's return on average equity was 25.43%, its return on average assets was 1.45%, the net interest margin was 4.60%, and the efficiency ratio was 54.22%. The Company defines its efficiency ratio as noninterest expense minus other real estate owned expense and minus amortization of intangible expense divided by the sum of net interest income, noninterest income, and the tax equivalency adjustment minus net gain/losses on security sales.
    The Company's fully diluted EPS for the first nine months of 2003 was $1.96 per diluted share. The Company's return on average equity was 27.19% and return on average assets was 1.48% for the first nine months of 2003. The net interest margin was 4.14 %, and the efficiency ratio was 53.90% for the first nine months of 2003.
    For the nine months ended September 30, 2002 the Company reported EPS of $2.09 per diluted share. The Company's EPS for the first nine months of 2002 included a $77.0 million cash payment received from Dime Bancorp, Inc. ("Dime") on January 7, 2002, representing the final termination payment relating to the uncompleted merger of the Company and Dime. The net income for the first nine months of 2002 also included an additional $21.3 million provision for loan and lease losses relating to the accelerated disposition of certain nonperforming commercial and industrial loans and also $21.5 million of certain expenses, which included $8.3 million of expenses related to the terminated merger including financial advisor fees and acceleration of employee retention awards and $13.2 million of other expenses.

    Results of Operations for Quarter End and Year to Date September
30, 2003

    Net revenue, which is the sum of net interest income and noninterest income, was $104.3 million for the third quarter of 2003. This was comprised of net interest income of $72.8 million and noninterest income of $31.5 million. Net revenue for the third quarter of 2003 remained relatively unchanged compared to net revenue for the third quarter of 2002
    Net revenue was $309.6 million for the first nine months of 2003. This was comprised of net interest income of $224.2 million and noninterest income of $85.4 million. Net revenue for the first nine months of 2002 was $380.5 million. The change in the first nine months of 2003 from the comparable period in 2002 is primarily attributed to the aforementioned $77.0 million Dime merger termination payment received in the first quarter of 2002 offset by $6.1 million of increases primarily in credit card fee income and trading asset gains in 2003.
    Net interest income for the third quarter of 2003 was $72.8 million and the net interest margin was 3.90%. Net interest income for the third quarter of 2002 was $77.2 million and the net interest margin was 4.60%. Net interest income decreased by $4.4 million in the third quarter of 2003 compared to the comparable third quarter of 2002. The decrease in net interest income in the third quarter of 2003 compared to the comparable quarter of 2002 was due to decreased interest income, which was attributable to lower yields on floating rate loans and increased amortization of premiums on investment securities resulting from faster prepayment speeds, which was partially offset by an increase in average investments. These decreases in interest income were offset in part by lower interest expense on deposits.
    Net interest income for the first nine months of 2003 was $224.2 million and the net interest margin was 4.14%. Net interest income for the first nine months of 2002 was $224.1 million and the net interest margin was 4.69%. Net interest income remained relatively unchanged the first nine months of 2003 compared to the comparable period in 2002. The decrease in net interest margin in the first nine months of 2003 compared to the comparable nine months of 2002 was due to decreased interest income, which was attributable to lower yields on variable rate loans and increased amortization of premiums on investment securities resulting from faster prepayment spreads, which was partially offset by an increase in average investments. These decreases in interest income were offset in part by lower interest expense on deposits.
    The amortization of premiums on investment securities was $9.3 million in the third quarter of 2003 and $21.0 million for the year to date 2003. Total unamortized premiums and discounts on investment securities were $19.6 million at September 30, 2003.
    Low levels of nonperforming loans at September 30, 2003 and a decline in net charge offs for the third quarter 2003 permitted the Company to reduce the provision for loan and lease losses to $6.5 million for the third quarter of 2003 from $7.5 million for the third quarter of 2002. The provision for loan and leases losses exceeded net charge offs by $0.6 million for the third quarter of 2003.
    The provision for loan and lease losses was $20.5 million for the first nine months of 2003 and $43.8 million for the first nine months of 2002. The decrease in 2003 over 2002 was due to the aforementioned $21.3 million provision related to accelerated disposition of loans in 2002.
    Noninterest income was $31.5 million in the third quarter of 2003 and $27.4 million in the third quarter of 2002. Noninterest income for the third quarter of 2003 increased by $4.1 million compared to the third quarter of 2002. The increase in noninterest income in 2003 compared to 2002 was due mainly to increases in Shoppers Charge credit card fee income and retail service fees, which mainly consisted of Commercial Division income, and other income which included recoveries of other assets . The increases in these categories were offset in part by a decline in separate bank owned life insurance income.
    Noninterest income was $85.4 million in the first nine months of 2003 and $156.4 million in the first nine months of 2002. Noninterest income for the first nine months of 2003 decreased by $71.0 million compared to the first nine months of 2002. The decrease in noninterest income in 2003 compared to 2002 was due mainly to the aforementioned $77.0 million Dime merger termination payment in 2002, offset by increases in credit card fee income, trading asset gains and other income which included recoveries of other assets in 2003. These increases were offset by impairment charges on mortgage related servicing assets.
    Noninterest expense was $59.1 million for the third quarter of 2003 compared to $58.4 million for the third quarter of 2002. The increase in noninterest expense in the third quarter of 2003 compared to the third quarter of 2002 was due primarily to increases in outside services and expenses related to the Company's first full quarter of landfill gas projects expenses, which were offset in part by decreases in marketing expenses. The efficiency ratio was 55.52% for the third quarter of 2003 and 54.22% for the third quarter of 2002.
    Noninterest expense was $170.1 million for the first nine months of 2003 compared to $189.3 million for the first nine months of 2002. The decrease in noninterest expense in the first nine months of 2003 compared to the first nine months of 2002 was due primarily to the aforementioned $21.5 million of certain expenses incurred in 2002, offset by increases in 2003 occupancy expense, outside services-data processing and the Company's first full quarter of landfill gas projects expenses. These increases in expense were offset in part by declines in marketing expense in 2003.
    The Company's pretax income for the third quarter of 2003 of $38.7 million remained relatively unchanged compared to the third quarter of 2002. The Company's provision for income taxes was $8.3 million for the quarter ended September 30, 2003 compared to $11.6 million for the third quarter of 2002. The lower tax provision in the third quarter of 2003 compared to 2002 was primarily due to energy tax credits and a tax benefit associated with the closure of certain tax years in the third quarter of 2003.
    The Company's pretax income for the first nine months of 2003 was $118.9 million, a decrease of $28.4 million, compared to the first nine months of 2002. The Company's provision for income taxes was $31.1 million for the nine months ended September 30, 2003 compared to $52.4 million for the comparable period in 2002. This decrease in pretax income for the first nine months of 2003 was primarily due to the Dime merger termination payment, partially offset by certain expenses recorded in the first nine months of 2002. The lower tax provision was due to the Company's increased investment in tax advantaged securities; as well as energy tax credits, an updated reassessment of the Company's tax preference income, reserves and related liabilities, a tax benefit associated with the closure of certain tax years; and the inclusion in income in 2002 of the Dime merger termination payment offset by certain expenses.

    Nonperforming Loans and Leases, and Asset Quality

    The Allowance for loan and lease losses totaled $67.7 million at September 30, 2003 compared to $71.9 at December 31, 2002 and $71.8 million at September 30, 2002. It represented 424% of nonperforming loans and leases at September 30, 2003, compared to 468 % at December 31, 2002 and 420% at September 30, 2002. The Allowance as a percentage of total loans and leases was 1.55% at September 30, 2003, 1.66% at December 31,2002 and 1.69 % at September 30, 2002.
    Nonperforming loans and leases totaled $16.0 million at September 30, 2003. This was a increase of $0.6 million, or 4%, compared to $15.4 million of nonperforming loans and leases as of December 31, 2002, and a decrease of $1.1 million, or 6%, compared to $17.1 million of nonperforming loans leases at September 30, 2002. Nonperforming loans and leases were 0.36 % of total loans and leases at September 30, 2003, compared to 0.35% at December 31, 2002 and 0.40 % at September 30, 2002.
    Nonperforming assets were $17.1 million at September 30, 2003, up from $16.7 million at December 31, 2002 and down from $18.4 million at September 30, 2002. Nonperforming assets as a percent of loans, leases and OREO were 0.39 % at September 30, 2003, 0.38% at December 31, 2002 and 0.43% at September 30, 2002.

    Other Balance Sheet Data

    Loan and lease categories consisting of commercial and financial, commercial real estate, consumer, and credit card loans totaled $4.2 billion at September 30, 2003, compared to $4.1 billion at December 31, 2002 and $4.0 billion at September 30, 2002. These four loan and lease categories are the areas of loans that the Company emphasizes. This is because they generally have more attractive yields; interest rate sensitivity; and maturity characteristics than single family loans. These four loan and lease categories represented approximately:
96% of loans and leases at September 30, 2003, compared to 94% at December 31, 2002 and 93% of loans and leases at September 30, 2002. The total loan to deposit ratio at both September 30, 2003 and December 31, 2002 was 70%.
    Total investment securities were $2.9 billion at September 30, 2003, compared to $2.6 billion at December 31, 2002 and $2.5 billion at September 30, 2002. Investment securities increased in 2003 over prior periods due primarily to increased purchases associated with growth in deposits and borrowings. Total assets were $8.0 billion at September 30, 2003, compared to $7.7 billion at December 31, 2002 and to $7.4 billion at September 30, 2002.
    Total deposits were $6.3 billion at September 30, 2003, $6.2 billion at December 31, 2002 and $6.3 billion at September 30, 2002.
    Total stockholders' equity was $457.7 million and book value per common share was $10.22 at September 30, 2003. All regulatory capital ratios exceed those necessary to be considered a well-capitalized institution.

    Share Repurchases and Cash Dividends

    The Company did not repurchase any shares in the third quarter of 2003. The Company repurchased a total of 527,095 shares in the first nine months of 2003, at an average price of $31.35 per share. The total cash used for these repurchases was $16.5 million.
    Total shares outstanding at September 30, 2003 were 44.8 million shares, compared to 45.0 million shares at December 31, 2002 and 45.1 million shares at September 30, 2002.
    The Company paid cash dividends of $0.30 per share in the third quarter of 2003. Total cash dividends paid in the third quarter was $13.4 million. Dividends paid in 2003 year to date were $0.88 per share. Total cash dividends paid in 2003 year to date were $39.4 million.

    Hudson United Bancorp is the multi-state bank holding company for the Hudson United Bank, which has 206 offices in New Jersey, New York, Connecticut and Pennsylvania.

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "consider", "may", "will", or similar statements or variations of such terms. Such forward- looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes in interest rates, changes in economic conditions, deposit and loan volume trends, continued levels of loan quality, trends in loan loss provisions, changes in relationships with customers, failure to realize expected cost savings or revenue enhancements from changes in business models and acquisitions, the continued existence and availability of tax credits, especially the Company's Section 29 credits and other tax advantaged investments, and the effects of legal, tax and regulatory provisions applicable to the Company. The Company assumes no obligation for updating any such forward-looking statements at any time. Information on potential factors that could cause the Company's financial results to differ from the forward-looking statements also is included from time to time in the Company's public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2002.


                HUDSON UNITED BANCORP AND SUBSIDIARIES
            ----------------------------------------------
                      CONSOLIDATED BALANCE SHEETS

                                                 Sept. 30    Dec. 31
(in thousands)                                     2003        2002
----------------------------------------------------------------------
ASSETS
Cash and due from banks                          $214,858    $257,694
Interest bearing due from banks                    67,173      17,886
                                               ----------- -----------
               TOTAL CASH AND CASH EQUIVALENTS   $282,031    $275,580

Investment securities available for sale, at
 market value                                  $2,937,860  $2,616,452
  ($1,229,151 and $1,071,994 in market value pledged at September 30, 2003 and December 31, 2002 respectively)

Loans and leases:
     Commercial and financial                  $1,854,680  $1,784,444
     Commercial real estate mortgages             957,421     908,910
     Consumer                                   1,034,092   1,031,475
     Credit card                                  332,826     340,173
                                               ----------- -----------
         Sub-total                             $4,179,019  $4,065,002
     Residential mortgages                        195,483     274,473
                                               ----------- -----------
                        TOTAL LOANS AND LEASES $4,374,502  $4,339,475
     Less: Allowance for loan and lease losses    (67,663)    (71,929)
                                               ----------- -----------
                          NET LOANS AND LEASES $4,306,839  $4,267,546

Premises and equipment, net                        93,680     100,991
Other real estate owned                             1,108       1,315
Core deposit and other intangibles, net of
 amortization                                      23,497      26,423
Goodwill                                           73,921      73,733
Investment in separate account bank owned life
 insurance                                        141,972     137,158
Other assets                                      114,456     152,063
                                               ----------- -----------
                                  TOTAL ASSETS $7,975,364  $7,651,261
                                               =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Noninterest bearing                       $1,312,448  $1,304,289
     NOW, money market, and savings             3,275,284   3,119,233
     Time deposits                              1,681,059   1,776,179
                                               ----------- -----------
                                TOTAL DEPOSITS $6,268,791  $6,199,701
Customer repurchase agreements                    123,688     134,920
Other borrowings                                  679,824     334,766
                                               ----------- -----------
                              TOTAL BORROWINGS    803,512     469,686
Other liabilities                                  74,744     146,795

Subordinated debt                                 241,630     282,253
Company-obligated mandatorily redeemable
 preferred  capital securities of four
subsidiary trusts holding solely junior
 subordinated debentures of the Company           128,967     120,300
                                               ----------- -----------
                             TOTAL LIABILITIES  7,517,644   7,218,735
Stockholders' Equity:
     Common stock, no par value                   $92,788     $92,788
     Additional paid-in capital                   311,681     313,467
     Retained earnings                            225,996     177,544
     Treasury stock, at cost                     (176,756)   (169,871)
     Effect of stock compensation plans            (4,523)     (2,456)
     Accumulated other comprehensive income         8,534      21,054
                                               ----------- -----------
                    TOTAL STOCKHOLDERS' EQUITY   $457,720    $432,526
                                               ----------- -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $7,975,364  $7,651,261
                                               =========== ===========

                HUDSON UNITED BANCORP AND SUBSIDIARIES
           -------------------------------------------------
                   Consolidated Statements of Income

                                                  Three Months Ended
                                                       Sept. 30,
                                                  -------------------
(in thousands, except share data)                    2003      2002
--------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans and leases                                  $64,859   $78,123
Investment securities                              28,800    30,881
Other                                                 655     1,664
                                                  -------- ---------
                    TOTAL INTEREST AND FEE INCOME $94,314  $110,668
                                                  -------- ---------
INTEREST EXPENSE:
Deposits                                          $12,726   $23,871
Borrowings                                          2,636     1,571
Subordinated and other debt                         6,200     8,013
                                                  -------- ---------
                           TOTAL INTEREST EXPENSE $21,562   $33,455
                                                  -------- ---------
                              NET INTEREST INCOME $72,752   $77,213

            PROVISION FOR  LOAN AND LEASE LOSSES,
                                  PORTFOLIO LOANS   6,500     7,500
                                                  -------- ---------
          NET INTEREST INCOME AFTER PROVISION FOR
                            LOAN AND LEASE LOSSES $66,252   $69,713
                                                  -------- ---------
NONINTEREST INCOME:
Retail service fees                                $9,714    $9,253
Credit card fee income                              7,006     6,404
ATM and debit card fees                             1,853     1,971
Separate account bank owned life insurance income   1,243     1,980
Trust income                                          709       660
Other income                                        9,782     7,061
Securities gains                                    1,228       117
                                                  -------- ---------
                         TOTAL NONINTEREST INCOME $31,535   $27,446
                                                  -------- ---------
NONINTEREST EXPENSE:
Salaries and benefits                             $24,822   $25,183
Occupancy expense                                   7,149     7,178
Equipment expense                                   4,512     4,811
Outside services - data processing                  7,301     6,782
Outside services - other                            6,121     5,765
Amortization of intangibles                         1,077     1,202
Marketing expense                                     584     1,650
Deposit and other insurance                           619       576
Telephone expense                                   1,480     1,491
Other                                               5,427     3,788
                                                  -------- ---------
                        TOTAL NONINTEREST EXPENSE $59,092   $58,426
                                                  -------- ---------
                       INCOME BEFORE INCOME TAXES $38,695   $38,733
PROVISION FOR INCOME TAXES                          8,292    11,620
                                                  -------- ---------
                                       NET INCOME $30,403   $27,113
                                                  ======== =========

NET INCOME PER COMMON SHARE:
Basic                                               $0.68     $0.60
Diluted                                             $0.68     $0.60

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                              44,777    45,131
Diluted                                            44,994    45,346


                HUDSON UNITED BANCORP AND SUBSIDIARIES
           ------------------------------------------------
                   Consolidated Statements of Income

                                                     Year to Date
                                                       Sept. 30,
                                                 --------------------
(in thousands, except share data)                    2003      2002
--------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans and leases                                 $205,729  $234,050
Investment securities                              90,751    88,162
Other                                               1,609     3,457
                                                 --------- ---------
                   TOTAL INTEREST AND FEE INCOME $298,089  $325,669
                                                 --------- ---------
INTEREST EXPENSE:
Deposits                                          $45,589   $76,910
Borrowings                                          9,705     4,921
Subordinated and other debt                        18,641    19,750
                                                 --------- ---------
                          TOTAL INTEREST EXPENSE  $73,935  $101,581
                                                 --------- ---------
                             NET INTEREST INCOME $224,154  $224,088

           PROVISION FOR  LOAN AND LEASE LOSSES,
                                 PORTFOLIO LOANS   20,500    22,500
           PROVISION FOR  LOAN AND LEASE LOSSES,
                         ACCELERATED DISPOSITION        -    21,333
                                                 --------- ---------
       TOTAL PROVISION FOR LOAN AND LEASE LOSSES   20,500    43,833
                                                 --------- ---------
         NET INTEREST INCOME AFTER PROVISION FOR
                           LOAN AND LEASE LOSSES $203,654  $180,255
                                                 --------- ---------
NONINTEREST INCOME:
Retail service fees                               $28,173   $27,636
Credit card fee income                             19,475    17,953
ATM and debit card fees                             5,595     5,604
Separate account bank owned life insurance
 income                                             4,814     5,921
Trust income                                        1,897     2,237
Other income                                       23,692    19,501
Impairment on mortgage related servicing assets    (2,004)        -
Securities (losses) gains                             333       519
Trading asset gains                                 3,449         -
Dime merger termination payment                         -    77,000
                                                 --------- ---------
                        TOTAL NONINTEREST INCOME  $85,424  $156,371
                                                 --------- ---------
NONINTEREST EXPENSE:
Salaries and benefits                             $72,025   $71,272
Occupancy expense                                  22,739    21,805
Equipment expense                                  13,884    15,229
Outside services - data processing                 22,100    20,420
Outside services - other                           17,670    18,065
Amortization of intangibles                         3,188     3,106
Marketing expense                                   2,165     4,950
Deposit and other insurance                         1,658     1,748
Telephone expense                                   4,476     4,429
Expenses related to Dime termination payment            -     8,293
Other                                              10,243    19,983
                                                 --------- ---------
                       TOTAL NONINTEREST EXPENSE $170,148  $189,300
                                                 --------- ---------
                      INCOME BEFORE INCOME TAXES $118,930  $147,326
PROVISION FOR INCOME TAXES                         31,091    52,395
                                                 --------- ---------
                                      NET INCOME  $87,839   $94,931
                                                 ========= =========

NET INCOME PER COMMON SHARE:
Basic                                               $1.96     $2.10
Diluted                                             $1.96     $2.09
0
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                              44,716    45,204
Diluted                                            44,893    45,476

                       Supplemental Information
                     -----------------------------
Hudson United Bancorp
($ in thousands)        1Q03       2Q03       3Q03     4Q03    Y-T-D
                      --------   --------   -------- -------- --------
End of Period
-------------------
Total Securities     2,938,287  2,955,047  2,937,860    NA       NA
Total Assets         7,809,894  7,984,039  7,975,364    NA       NA
Total Deposits       6,184,103  6,231,529  6,268,791    NA       NA
Total Stockholders'
 Equity                428,077    454,252    457,720    NA       NA
Shares
 Outstanding            44,546     44,758     44,793    NA       NA

Average Balance Sheet
-------------------
Commercial/
Consumer Loans       4,009,151  4,046,966  4,129,256    NA   4,062,231
Residential Real
 Estate Mortgage       257,472    234,447    210,162    NA     233,854
Total Loans and
 Leases              4,266,623  4,281,413  4,339,418    NA   4,296,085
Other Earning
 Assets              2,816,650  3,138,072  3,173,428    NA   3,044,023
Total Earning
 Assets              7,083,273  7,419,485  7,512,846    NA   7,340,108
Total Assets         7,681,301  7,976,962  8,081,105    NA   7,911,930
Noninterest
 Bearing Deposits    1,242,933  1,265,760  1,292,808    NA   1,267,350
Interest
 Bearing Deposits    4,881,873  4,860,333  4,941,595    NA   4,894,819
Common Equity          427,279    440,576    428,020    NA     431,961

Loan Portfolio Composition
---------------------------
Commercial and
 Financial           1,761,415  1,806,113  1,854,680    NA       NA
Commercial Real
 Estate Mortgage       923,710    931,368    957,421    NA       NA
Consumer             1,028,953  1,037,039  1,034,092    NA       NA
Credit Card            306,526    322,088    332,826    NA       NA
     Sub-total       4,020,604  4,096,608  4,179,019    NA       NA
Residential Real
 Estate Mortgage       242,286    227,512    195,483    NA       NA
     Total Loans
      and Leases     4,262,890  4,324,120  4,374,502    NA       NA
Allowance for
 Losses                 71,888     67,151     67,664    NA       NA
     Net Loans and
      Leases         4,191,002  4,256,969  4,306,838    NA       NA

End of Period
-------------------
Nonaccruing Loans       15,240     14,660     15,961    NA       NA
Restructured Loans           0          0          0    NA       NA
Other Real Estate        1,044      1,200      1,108    NA       NA
     Total
      Nonperforming
      Assets            16,284     15,860     17,069    NA       NA
90 Days Past Due &
 Accruing               20,499     19,044     20,432    NA       NA
Net Charge Offs          7,040      6,805      5,890    NA       NA
Intangible Assets       99,101     98,495     97,418    NA       NA


($ in thousands)      1Q02       2Q02       3Q02      4Q02      Y-T-D
                    --------   --------   --------  --------  --------
End of Period
-------------------
Total Securities   1,985,191  2,385,952  2,491,426  2,616,452    NA
Total Assets       6,825,218  7,489,410  7,443,536  7,651,261    NA
Total Deposits     5,938,316  6,279,804  6,333,311  6,199,701    NA
Total Stockholders'
 Equity              376,936    416,636    436,648    432,526    NA
Total Shares
 Outstanding          45,209     45,276     45,120     45,023    NA

Average Balance Sheet
-------------------
Commercial/Consumer
 Loans           3,747,114  3,803,274  3,931,781  3,980,989  3,865,016
Residential Real
 Estate Mortgage   505,592    466,261    432,340    286,837    422,184
Total Loans and
 Leases          4,252,706  4,269,535  4,364,121  4,267,826  4,287,200
Other Earning
 Assets          1,948,432  2,170,173  2,374,520  2,542,924  2,260,958
Total Earning
 Assets          6,201,138  6,439,708  6,738,641  6,810,750  6,548,158
Total Assets     6,921,896  7,074,998  7,425,789  7,437,723  7,216,121
Noninterest
 Bearing
  Deposits       1,142,343  1,174,662  1,235,350  1,251,228  1,201,289
Interest
 Bearing
  Deposits       4,839,988  4,907,447  5,055,630  4,989,692  4,948,894
Common Equity      395,091    387,877    423,025    432,798    409,838

Loan Portfolio Composition
-----------------------------
Commercial and
 Financial         1,665,708  1,684,353  1,741,511  1,784,444    NA
Commercial Real
 Estate Mortgage     868,798    866,931    868,419    908,910    NA
Consumer             955,861  1,030,184  1,020,866  1,031,475    NA
Credit Card          287,057    315,561    320,556    340,173    NA
     Sub-total     3,777,424  3,897,029  3,951,352  4,065,002    NA
Residential Real
 Estate Mortgage     486,566    448,259    298,731    274,473    NA
     Total Loans
      and Leases   4,263,990  4,345,288  4,250,083  4,339,475    NA
Allowance for
 Losses               71,330     71,999     71,837     71,929    NA
     Net Loans and
      Leases       4,192,660  4,273,289  4,178,246  4,267,546    NA

End of Period
-------------------
Nonaccruing Loans     16,894     17,484     17,102     15,357    NA
Restructured Loans         0          0          0          0    NA
Other Real Estate      1,635      1,096      1,295      1,315    NA
     Total
      Nonperforming
       Assets         18,529     18,580     18,397     16,672    NA
90 Days Past Due &
 Accruing             20,199     17,524     20,267     19,790    NA
Net Charge Offs       26,455      6,831      7,666      7,408    NA
Intangible Assets     85,205    101,552    100,350    100,156    NA


Supplemental Information
-----------------------
Hudson United Bancorp
($ in thousands)         1Q03      2Q03      3Q03      4Q03    Y-T-D
                       --------- --------- --------- -------- --------
Condensed Income Statement
-----------------------
Interest Income         102,410   101,365    94,314     NA    298,089
Interest Expense         27,206    25,167    21,562     NA     73,935
Net Interest Income      75,204    76,198    72,752     NA    224,154
Provision for Possible
 Loan and Lease Losses    7,000     7,000     6,500     NA     20,500
Noninterest Income       26,883    27,006    31,535     NA     85,424
Net Revenue             102,087   103,204   104,287     NA    309,578
OREO Expense                188        65       198     NA        451
Amortization of
 Intangibles Expense      1,056     1,055     1,077     NA      3,188
Noninterest Expense      54,657    56,399    59,092     NA    170,148
Pre-tax Income           40,430    39,805    38,695     NA    118,930
Provision for Income
 Taxes                   12,129    10,670     8,292     NA     31,091
Net Income               28,301    29,135    30,403     NA     87,839
Fully-taxable
 Equivalent Adjustment    1,020     1,046     1,072     NA      3,138

Performance
-----------------------
Return on Average
 Assets                    1.49%     1.46%     1.49%    NA       1.48%
Return on Average
 Equity                   26.86%    26.52%    28.18%    NA      27.19%
Efficiency Ratio          51.94%    53.16%    55.52%    NA      53.90%
Basic Earnings Per
 Share                    $0.63     $0.65     $0.68     NA      $1.96
Diluted Earnings Per
 Share                    $0.63     $0.65     $0.68     NA      $1.96
Weighted Average Shares
 - Basic                 44,756    44,614    44,777     NA     44,716
Weighted Average Shares
 - Diluted               44,966    44,829    44,994     NA     44,893
Net Interest Margin        4.36%     4.18%     3.90%    NA       4.14%

Capital Information
-----------------------
Tier 1 Leverage Ratio(2)   5.83%     5.87%     6.03%    NA       NA
Tier 1 Risk-Based
 Capital (2)               8.20%     8.39%     8.72%    NA       NA
Total Risk-Based
 Capital (2)              13.55%    13.56%    13.90%    NA       NA
Common Equity          $428,077  $454,252  $457,720     NA       NA
Common Shares
 Outstanding             44,546    44,758    44,793     NA       NA
Book Value Per Share
 (Common)                 $9.61    $10.15    $10.22     NA       NA


($ in thousands)         1Q02      2Q02      3Q02      4Q02    Y-T-D
                       --------- --------- --------- -------- --------
Condensed Income Statement
-----------------------
Interest Income         105,943   109,059   110,667  107,012  432,681
Interest Expense         34,381    33,746    33,454   30,343  131,924
Net Interest Income      71,562    75,313    77,213   76,669  300,757
Provision for Possible
 Loan and Lease Losses   28,833     7,500     7,500    7,500   51,333
Noninterest Income      102,583    26,342    27,445   28,752  185,122
Net Revenue             174,145   101,655   104,658  105,421  485,879
OREO Expense                519         0        54      150      723
Amortization of
 Intangibles Expense        952       952     1,202      909    4,015
Noninterest Expense      74,274    56,600    58,425   57,827  247,126
Pre-tax Income           71,038    37,555    38,733   40,094  187,420
Provision for Income
 Taxes                   28,757    12,018    11,620   11,819   64,214
Net Income               42,281    25,537    27,113   28,275  123,206
Fully-taxable
 Equivalent Adjustment      839       882       897    1,148    3,766

Performance
-----------------------
Return on Average
 Assets                    2.48%     1.45%     1.45%    1.51%    1.71%
Return on Average
 Equity                   43.40%    26.41%    25.43%   25.92%   30.06%
Efficiency Ratio          41.67%    54.34%    54.22%   53.37%   49.58%
Basic Earnings Per
 Share                    $0.93     $0.56     $0.60    $0.63    $2.73
Diluted Earnings Per
 Share                    $0.93     $0.56     $0.60    $0.63    $2.72
Weighted Average Shares
 - Basic                 45,235    45,237    45,131   45,025   45,159
Weighted Average Shares
 - Diluted               45,542    45,538    45,346   45,209   45,349
Net Interest Margin        4.73%     4.75%     4.60%    4.53%    4.65%

Capital Information
-----------------------
Tier 1 Leverage Ratio(2)   5.94%     5.80%     5.71%    5.87%    NA
Tier 1 Risk-Based
 Capital (2)               8.16%     7.67%     7.98%    8.00%    NA
Total Risk-Based
 Capital (2)              10.82%    12.80%    13.24%   13.25%    NA
Common Equity           376,936   416,636   436,648  432,526     NA
Common Shares
 Outstanding             45,209    45,280    45,120   45,023     NA
Book Value Per Share
 (Common)                 $8.34     $9.20     $9.68    $9.61     NA

   (2) Capital ratios are preliminary numbers


    CONTACT: Hudson United Bancorp
             Kenneth T. Neilson, 201-236-2631
             or
             William A. Houlihan, 201-236-2803